EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial Inc (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the nine month period ended September 30, 2010, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented in the financial statements included in such report.

Date:  August 12, 2011                                                      By:   /s/  Laura Lee Stewart
                      Laura Lee Stewart
                      President and Chief Executive Officer

Date:  August 12, 2011                                                      By:   /s/  Matthew P. Deines
                     Matthew P. Deines
                     Executive Vice President and Chief Financial Officer
                     Principal Financial and Accounting Officer